Pilgrim's Pride Corporation
Statistical Management Discussion and Analysis for quarters ended:

Our Statistical Management Discussion and Analysis data is derived from our financial statements and internal reports. Historical results should not be taken as necessarily indicative of the results that may be expected for any future period. You should read this financial data in conjunction with the appropriate period financial statements and the related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in our SEC filings.

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					   Quarters Ended


                     	  06/29/02  03/30/02  12/29/01  09/29/01   06/30/01
					(a)(b)      			 (c)
United States
Chicken Operations:
U.S. Chicken Sales (000's) $425,632 $396,125  $402,226  $427,191   $422,985
U.S. Chicken Sales divided
   by U.S.Chicken Net Pounds
   Produced 		    $0.6907 $0.6829   $0.7014    $0.7470    $0.7232

U.S. Chicken
   Net Pounds Produced
     (000's)                616,274 580,037   573,464    571,867    584,896

Other Operations:
Other Sales (000's)          50,600  53,439    45,838     45,843     45,719

U.S. Chicken Sales & Other Sales Totals:
U.S. Chicken Sales & Other
   Sales (000's)            476,232 449,564   448,064    473,034    468,704

U.S. Chicken & Other
   Operating Income (000's)  13,829   4,971     9,357     27,700     27,971
U.S. Chicken & Other Operating
   Income as a percent of
   U.S. Chicken & Other Sales  2.90%   1.11%     2.09%      5.86%      5.97%


Mexico
Chicken Operations:
Mexico Chicken Sales (000's) 84,805  80,376    90,916     79,602     89,752
Mexico Chicken Sales divided
   by Mexico Chicken Net
   Pounds Produced          $0.6523 $0.6181   $0.6107    $0.5710    $0.6843

Mexico Chicken Operating
   Income (000's)             5,830    (514)    8,471      1,011     13,767

Mexico Operating Income as a
   percent of Mexico
   Chicken Sales               6.88%  -0.64%     9.32%      1.27%     15.34%


Mexico Net Pounds
   Produced (000's)         130,011 130,027   148,876    139,415    131,152

Turkey

U.S. Turkey Sales (000's)    76,079  70,813   117,051     88,615     87,380

U.S. Turkey Sales divided
   by U.S. Turkey Net
   Pounds Produced          $0.7249 $0.6101   $1.0368    $0.7896    $0.7875

U.S. Turkey Operating
   Income (000's)            (5,613) (8,830)    5,503      2,406      3,750

U.S. Turkey Operating Income
   as a percent of U.S.
   Turkey Sales                7.38%  -12.47%    4.70%      2.72%      4.29%


U.S. Turkey Net Pounds
   Produced (000's)         104,946  116,074  112,896    112,233    110,958

U.S. Summary

U.S. Sales (000's)          552,311  520,377  565,114    561,649    556,084
U.S. Cost of Sales (000's)  516,978  497,296  522,512    507,112    499,916
U.S. Gross Margin (000's)    35,333   23,081   42,603     54,537     56,168
U.S. Gross Margin as a
   percent of U.S. Sales       6.40%    4.44%    7.54%      9.71%     10.10%

U.S. Selling, General and
   Administrative Expenses
   (000's)                   27,117   26,940    27,743    24,431     24,448

U.S. Selling, General and
   Administrative Expenses as
   a percent of U.S Sales      4.91%    5.18%     4.91%     4.35%      4.40%

U.S. Operating Income (000's) 8,216   (3,859)   14,860    30,106     31,720
U.S. Operating Income as a
   percent of U.S. Sales       1.49%   -0.74%     2.63%     5.36%      5.70%


Consolidated Operations
Chicken Operations:
Chicken Sales from all
   Divisions (000's)        510,437  476,501   493,142   506,793    512,737

Chicken Sales from all divisions
   divided by Chicken Net
   Pounds Produced from all
   Divisions                $0.6840  $0.6711   $0.6827   $0.7125    $0.7161

Chicken Net Pounds Produced
   from all Divisions
   (000's)                  746,265  710,064   722,340   711,282    716,048

Other Operations:
Other Sales (000's)          50,600   53,439    45,838    45,843     45,719

Totals All Operations:
Total Net Sales (000's)     637,116  600,753   656,030   641,251    645,836
Total Cost of Sales (000's) 590,116  572,122   598,165   579,307    570,211

Gross Margin from all
   operations (000's)        47,000   28,631    57,865    61,944     75,625

Gross Margin from all operations
   as a percent of
   Total Net Sales             7.38%    4.77%     8.82%     9.66%     11.71%

Total Selling, General and
   Administrative Expenses
   (000's)                    32,954   33,003    34,535   30,827     30,138

Total Selling, General and
   Administrative Expenses as
   a percent of Total Net Sales 5.17%    5.49%     5.26%    4.81%      4.67%

Operating Income from all
   operations (000's)         14,046   (4,372)   23,330   31,117     45,587

Operating Income from all
   operations as a percent
   of Total Net Sales           2.20%   -0.73%     3.56%    4.85%      7.04%
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(a) In second quarter 2002, the Company identified $4.9 and $7.5 million in sales of products that had been included in Prepared Foods Chicken sales but were more properly classified in Sales of other U.S. Products and Export and Other sales, respectively.
(b) Certain sales of Turkey products were incorrectly classified as Export and were changed to their correct Prepared Foods and Fresh turkey classifications.
(c) In third quarter 2001, the Company identified $8.6 million in sales of products that had been included in Chicken sales but wree more properly classified in Net Turkey Sales.